AMENDED AND RESTATED
                       CERTIFICATE OF INCORPORATION
                                    OF
                              PRT GROUP INC.

                 Pursuant to Sections 242 and 245 of the
                     Delaware General Corporation Law

                    PRT Group Inc. (the "Corporation"), a corporation
               organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

                         (1)  The name of the Corporation is
               PRT Group Inc. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on September 18, 1996.

                         (2) This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL.

                         (3) This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

                         (4)  The text of the Certificate of
               Incorporation is amended and restated in its entirety as follows:

                    FIRST:  The name of the Corporation is PRT Group
               Inc. (the "Corporation").

                    SECOND:  The address of the registered office of the
               Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                    THIRD:  The purpose of the Corporation is to engage
               in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                    FOURTH:  (a)  Authorized Capital Stock.  The total
               number of shares of stock which the Corporation shall have authority to issue is 61,000,000 shares of capital stock, consisting of (i) 50,000,000 shares of voting common stock, par value $.001 per share (the "Voting Common Stock"), (ii) 1,000,000 shares of non-voting common stock, par value $.001 per share (the "Non-Voting Common Stock" and, together with the Voting Common Stock, the "Common Stock"), and (iii) 10,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock").

                         (b) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of each class of the Common Stock are as follows:

                              (1)  Ranking.  Except as otherwise
               expressly provided in this Amended and Restated Certificate of Incorporation, the powers, preferences and rights of the holders of Voting Common Stock and holders of Non-Voting Common Stock, and the qualifications, limitations and restrictions thereof, shall be in all respects identical.

                              (2)  Voting.   (A) Except as otherwise
               expressly required by law or provided in this Amended and Restated Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Voting Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, or upon which a vote of stockholders is otherwise duly called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Voting Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Voting Common Stock standing in such holder's name on the stock transfer records of the Corporation.

                                   (B)  Except as set forth herein or as
               otherwise required by law, each outstanding share of Non-Voting Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Non-Voting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters. On any matter on which the holders of Voting Common Stock and the holders of Non-Voting Common Stock are entitled to vote, except as otherwise required by law, both classes of Common Stock shall vote together as a single class, and each holder of shares of Common Stock entitled to vote shall be entitled to one vote for each share of Voting Common Stock and one vote for each share of Non-Voting Common Stock held by such holder; provided, however, that notwithstanding the foregoing, holders of shares of Non-Voting Common Stock shall be entitled to vote as a separate class on any amendment to this paragraph (2)(B) and on any amendment, repeal or modification of any provision of this Amended and Restated Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of Non-Voting Common Stock.

                                   (C)  In addition to any affirmative
               vote required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of both classes of Common Stock, voting together as a single class, shall be required for any increase, reduction or other change in the authorized number of shares of any class of Common Stock.

                              (3)  No Cumulative Voting.  The holders of
               shares of Voting Common Stock shall not have cumulative voting rights.

                              (4)  Conversion.

                                   (A) Conversion of Voting Common
               Stock. Upon compliance with the provisions of paragraph
               (4)(C) below, any Regulated Stockholder (as defined below) shall be entitled to convert, at any time and from time to time, any or all of the shares of Voting Common Stock held by such stockholder into the same number of shares of Non-Voting Common Stock. The term "Regulated Stockholder" shall mean (i) any stockholder that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part
               225) or any successor to such regulation ("Regulation Y"), and that holds shares of Voting Common Stock or Non-Voting Common Stock originally issued pursuant to the Warrant dated as of September 16, 1997 or shares of Voting Common Stock or Non-Voting Common Stock issued upon conversion(s) of such shares, so long as such stockholder shall hold any such shares of Voting Common Stock or Non-Voting Common Stock or shares issued upon conversion(s) of such shares, (ii) any Affiliate (as defined below) of any such Regulated Stockholder specified in clause (i) above that is a transferee of any of the foregoing shares, so long as such Affiliate shall hold any such shares or shares issued upon conversion(s) of such shares and (iii) any individual, partnership, joint venture, corporation, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (a "Person") (x) to which any such Regulated Stockholder specified in clause
               (i) above or any of its Affiliates has transferred such shares, so long as such transferee shall hold, and only with respect to, any shares transferred by such Regulated Stockholder or Affiliate or any shares issued upon conversion(s) of such shares, and (y) which transferee is, or any Affiliate of which is, subject to the provisions of Regulation Y. As used in this Amended and Restated Certificate of Incorporation, the term "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                                   (B)  Conversion of Non-Voting Common
               Stock.  Upon compliance with the provisions of paragraph
               (4)(C) below, each record holder of Non-Voting Common Stock shall be entitled to convert, at any time and from time to time, any and all shares of Non-Voting Common Stock held by such stockholder into the same number of shares of Voting Common Stock; provided, however, that no holder of any shares of Non-Voting Common Stock shall be entitled to convert any such shares into shares of Voting Common Stock, to the extent that, as a result of such conversion, such holder and its Affiliates, directly or indirectly, would own, control or have the power to vote a greater number of shares of Voting Common Stock or other securities of any kind issued by the Corporation than such holder and its Affiliates shall be permitted to own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates.

                                   (C)  Conversion Procedure.  Each
               conversion of shares of a class of Common Stock of the Corporation into shares of another class of Common Stock of the Corporation shall be effected by the surrender of the certificate(s) evidencing the shares of the class of stock to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Common Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, (i) stating that the holder desires to convert the Converting Shares or a specified number of such Converting Shares, evidenced by such certificate(s) into an equal number of shares of the class into which such shares may be converted (the "Converted Shares"),
               (ii) representing that the conversion of shares by such holder is permitted under applicable law and (iii) giving the name(s) (with addresses) and denominations in which the certificate(s) evidencing the Converted Shares shall be issued, and instructions for the delivery thereof.
               The Corporation shall promptly notify each Regulated Stockholder of record of its receipt of such notice.
               Upon receipt of the notice described in the first sentence of this paragraph (4)(C), together with the certificate(s) evidencing the Converting Shares, the Corporation shall be obligated to, and shall, issue and deliver in accordance with such instructions the certificate(s) evidencing the Converted Shares issuable upon such conversion and a certificate (which shall contain such legends, if any, as were set forth on the surrendered certificate(s)) representing any shares which were represented by the certificate(s) surrendered to the Corporation in connection with such conversion but which were not Converting Shares and, therefore, were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate(s) shall have been surrendered and such written notice shall have been received by the Corporation, and at such time the rights of the holder of such Converting Shares as such holder shall cease, and the person(s) in whose name or names any certificate(s) evidencing the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder(s) of record of the Converted Shares. Notwithstanding any provision of this paragraph (4)(C) to the contrary, the Corporation shall not be required to record the conversion of, and no holder of shares shall be entitled to convert, shares of Non-Voting Common Stock into shares of Voting Common Stock unless such conversion is permitted under applicable law; provided, however, that the Corporation shall be entitled to rely without independent verification upon the representation of any holder that the conversion of shares by such holder is permitted under applicable law, and in no event shall the Corporation be liable to any such holder or any third party arising from any such conversion whether or not permitted by applicable law.

                                   (D)  No Charge.  The issue of
               certificates evidencing shares of any class of Common Stock upon conversion of shares of any other class of Common Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares of Common Stock converted.

                                   (E)  Reservation; Valid Issue;
               Reissue. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Voting Common Stock and Non-Voting Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Non-Voting Common Stock and Voting Common Stock as are then issuable upon conversion of all outstanding shares of Voting Common Stock and Non-Voting Common Stock held by any Regulated Stockholder. The Corporation covenants that all of the shares of Voting Common Stock and Non-Voting Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges. The Corporation shall take all action as may be necessary to ensure that all shares of Common Stock may be so issued without violation of any applicable law or regulation, or, in the case of Voting Common Stock, of any requirements of any national securities exchange upon which the shares of Voting Common Stock are or may be listed, or of any inter-dealer quotation system of a registered national securities association upon which the shares of Voting Common Stock are or may be listed. Shares of Voting Common Stock and Non-Voting Common Stock that are converted into shares of any other class shall not be reissued, except for reissuance in connection with the conversion of shares of Voting Common Stock held by Regulated Stockholders into Non-Voting Common Stock and shares of Non-Voting Common Stock into Voting Common Stock.

                                   (F)  Stock Splits; Mergers; Other
               Adjustments. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Voting Common Stock or the Non-Voting Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided or combined, as the case may be, and effective provision shall be made for the protection of all conversion rights hereunder. In case of any reorganization, reclassification or change of shares of Voting Common Stock or Non-Voting Common Stock (other than a change in par value, or from par value to no par value as a result of a subdivision or combination), or in case of any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Voting Common Stock or Non-Voting Common Stock), or in case of any sale, lease or other disposition to another corporation (other than a wholly-owned subsidiary of the Corporation) of all or substantially all the assets of the Corporation, each holder of shares of Common Stock, irrespective of class, shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such shares of Common Stock would exist had such event not occurred, to convert such shares into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition by a holder of the number of shares of the class of Common Stock into which such shares of Common Stock might have been converted immediately prior to such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition. In the event of such a reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Common Stock of each class that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of shares of Common Stock into which such shares of Common Stock might have been converted immediately prior to such event. The Corporation shall not be a party to any merger, consolidation or recapitalization pursuant to which any holder of shares of Non-Voting Common Stock would be required to take (i) any voting securities which would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder, or (ii) any securities convertible into voting securities which if such conversion took place would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any such violation.

                         (5) Dividends. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. If, at any time, a dividend or other distribution in cash or other property is declared or paid on the shares of Voting Common Stock or shares of Non-Voting Common Stock, a like dividend or other distribution in cash or other property shall also be declared or paid, as the case may be, on shares of Non-Voting Common Stock or shares of Voting Common Stock, as the case may be, in an equal amount per share. If, at any time, a dividend or other distribution payable in shares of Common Stock or other securities of the Corporation, or rights, options or warrants to purchase shares of Common Stock or other securities of the Corporation, or securities convertible into or exchangeable for shares of Common Stock or other securities of the Corporation is paid or declared on shares of Voting Common Stock or Non-Voting Common Stock, a like dividend or other distribution shall also be paid or declared, as the case may be, on shares of Non-Voting Common Stock or Voting Common Stock, as the case may be, in an equal amount per share; provided, that, for this purpose, if shares of Voting Common Stock, or rights, options or warrants to purchase shares of Voting Common Stock, or other securities convertible into or exchangeable for shares of Voting Common Stock of the Corporation or rights, options or warrants to purchase shares of Voting Common Stock, are paid on shares of Voting Common Stock, then shares of Non-Voting Common Stock, or rights, options or warrants to purchase shares of Non-Voting Common Stock, or other securities convertible into or exchangeable for shares of Non-Voting Common Stock of the Corporation or rights, options or warrants to purchase shares of Non-Voting Common Stock, shall be paid on shares of Non-Voting Common Stock (and vice versa), in an equal amount per share of Voting Common Stock and Non-Voting Common Stock, and such dividend or other distribution shall be deemed to be a like dividend or other distribution.

                              (6)  Liquidation, Dissolution, etc.  In
               the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Voting Common Stock and the holders of shares of Non-Voting Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

                              (7)  No Preemptive or Subscription Rights.
               No holder of shares of Voting Common Stock or Non-Voting Common Stock shall be entitled to preemptive or subscription rights.

                              (8)  Power to Sell and Purchase Shares.
               Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

                         (c) Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or
               (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

                    FIFTH:  The following provisions are inserted for
               the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                         (a)  The business and affairs of the
               Corporation shall be managed by or under the direction of the Board of Directors.

                         (b) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

                         (c) The directors shall be divided into three classes, designated Class I, Class II and Class III.
               Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1998 annual meeting; the term of the initial Class II directors shall terminate on the date of the 1999 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2000 annual meeting. At each succeeding annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

                         (d)  A director shall hold office until the
               annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                         (e)  Subject to the terms of any one or more
               classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

                         (f)  In addition to the powers and authority
               hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                         (g) The Corporation expressly elects not to be governed by Section 203 of the DGCL.

                    SIXTH:  No director shall be personally liable to
               the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                    SEVENTH:  The Corporation shall indemnify its
               directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

                         The Corporation may, to the extent authorized
               from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

                         The rights to indemnification and to the
               advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

                         Any repeal or modification of this Article
               SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                    EIGHTH:  Any action required or permitted to be
               taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

                    NINTH:  Meetings of stockholders may be held within
               or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                    TENTH:  In furtherance and not in limitation of the
               powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors.

                    ELEVENTH:  The Corporation reserves the right to
               amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Corporation's By-Laws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles FIFTH, EIGHTH and TENTH of this Amended and Restated Certificate of Incorporation or this Article ELEVENTH.

                    TWELFTH:  This Amended and Restated Certificate of
               Incorporation shall become effective on November 26, 1997 at 9:00 a.m.


                         IN WITNESS WHEREOF, the Corporation has caused
               this Amended and Restated Certificate of Incorporation to be executed and attested to on its behalf this 21st day of November, 1997.

                                   PRT GROUP INC.

                                   By: /s/ Leonard P. Ciriello
                                       Name:   Leonard P. Ciriello
                                       Title:  Senior Vice President
                                               and General Counsel